UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 16, 1999
                Date of Report (Date of earliest event reported)



                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
             (Exact name of Registrant as specified in its charter)


     Delaware                                0-26954             22-3350958
(State or other jurisdiction of         (Commission File       (IRS Employer
incorporation or organization)               Number)         Identification No.)



380 Allwood Road, Clifton, New Jersey                            07012
(Address of principal                                         (Zip Code)
  executive offices)


(Registrant's telephone number, including area code)          (973) 471-1005

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

          This 8-K/A filing amends an 8-K filed on February 25, 1999. Item 7 is hereby amended to state as follows:


ITEM 7.  Financial Statements and Exhibits

         a. Financial Statements of Businesses Acquired .

          Audited financial statements for Gold Wings and Related Companies, (collectively "Gold Wings").

          Gold Wings Balance  Sheets as of December 31, 1996,  1997 and 1998 and
          the  related  Statements  of   Income and  Retained  Earnings and Cash
          Flows for the years ended December 31, 1996, 1997 and 1998.


          b. Pro Forma Financial Information.

          Consolidated Delivery & Logistics, Inc. ("CDL") and Gold Wings Pro Forma Condensed Combined Financial Statements (Unaudited).

          Pro Forma Condensed Combined Balance Sheet as of December 31, 1998 and Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1998.

          c. Exhibits

          10.1*  Purchase  Agreement dated   February  16,  1999  by  and  among
                 Consolidated Delivery & Logistics, Inc., Sureway, Darobin, Richard Gold and the Trust.

          10.2*  7% Subordinated Note Due April 16, 2001.


          99.1*  Press Release issued February 18, 1999 regarding acquisition .

    _______________
    * filed previously

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Gold Wings and Related Companies:


We have audited the accompanying combined balance sheets of Gold Wings and Related Companies (Note 1) as of December 31, 1996, 1997 and 1998 and the related combined statements of income, stockholders' equity and trust fund balance and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gold Wings and Related Companies as of December 31, 1996, 1997 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                                  /s/ ARTHUR ANDERSEN LLP




Roseland, New Jersey
April 8, 1999



                        GOLD WINGS AND RELATED COMPANIES


                             COMBINED BALANCE SHEETS

                     AS OF DECEMBER 31, 1996, 1997 AND 1998


ASSETS                                                                     1996                   1997               1998
------
                                                                        ----------------    ----------------    ------------

CURRENT ASSETS:
   Cash and cash equivalents                                               $37,441               $38,130            $102,598
   Accounts receivable, net of allowance for doubtful
     accounts of $7,043, $17,570 and $30,201 in
     1996, 1997 and 1998, respectively                                   1,199,702             1,270,883           1,398,697
   Prepaid expenses and other current assets                               124,227                62,602             144,130
                                                                        ----------             ---------           ---------

                Total current assets                                     1,361,370             1,371,615           1,645,425

PROPERTY AND EQUIPMENT, net of accumulated
   depreciation and amortization                                         2,190,435             2,219,999           2,241,576
                                                                        ----------             ---------           ---------

                Total assets                                            $3,551,805            $3,591,614          $3,887,001
                                                                        ==========             =========           =========

LIABILITIES, STOCKHOLDERS' EQUITY AND TRUST FUND BALANCE
--------------------------------------------------------

CURRENT LIABILITIES:
   Current portion of long-term debt                                       $34,409            $   57,603            $119,768
   Accounts payable                                                        405,796               382,922             362,144
   Accrued expenses and other current liabilities                          269,250               350,409             392,803
   Related party note payable                                              350,710               350,710             100,710
                                                                        ----------             ---------             -------

                Total current liabilities                                1,060,165             1,141,644             975,425

LONG-TERM DEBT                                                              19,903                49,368                   0
                                                                        ----------             ---------            --------

                Total liabilities                                        1,080,068             1,191,012             975,425
                                                                        ----------             ---------            --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY AND TRUST FUND BALANCE:
   Common stock                                                              6,001                 6,001               6,001
   Retained earnings                                                       391,356               324,386             383,230
   Trust fund balance                                                    2,074,380             2,070,215           2,522,345
                                                                        ----------             ---------           ---------

                Total stockholders' equity and trust fund
                  balance                                                2,471,737             2,400,602           2,911,576
                                                                        ----------             ---------           ---------

                Total liabilities, stockholders' equity
                  and trust fund balance                                $3,551,805            $3,591,614          $3,887,001
                                                                        ==========             =========           =========



           The accompanying notes to combined financial statements are an integral part of these combined balance sheets.





                        GOLD WINGS AND RELATED COMPANIES


                          COMBINED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998



                                                                           1996                1997                 1998
                                                                        ----------          -----------         -----------

REVENUES                                                               $10,996,335          $11,835,625         $14,849,837

COST OF REVENUES                                                         9,535,644           10,237,665          12,273,657
                                                                        ----------           ----------          ----------

                Gross profit                                             1,460,691            1,597,960           2,576,180

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                                              1,456,336            1,653,085           2,104,591
                                                                         ---------           ----------           ---------

                Income (loss) from operations                                4,355              (55,125)            471,589
                                                                         ---------           -----------          ---------

OTHER INCOME (EXPENSE):
   Interest expense                                                         (1,435)              (6,970)             (9,619)
   Other income                                                             63,880              108,113              51,504
                                                                         ----------          ----------           ----------

                                                                            62,445              101,143              41,885
                                                                         ----------          ----------           ---------

                Income before provision
                  for income taxes                                          66,800               46,018             513,474

PROVISION FOR INCOME TAXES                                                   1,911                2,452               2,500
                                                                         ---------           ----------          ----------

                Net income                                                 $64,889              $43,566            $510,974
                                                                         =========           ==========          ==========




  The accompanying notes to combined financial statements are an integral part of these combined statements.


                        GOLD WINGS AND RELATED COMPANIES


       COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY AND TRUST FUND BALANCE

               FOR THE YEARS ENDED DECEMBER 31, 1996, 1997AND 1998





                                                     Common Stock                Retained        Trust Fund
                                             ------------------------------
                                                Shares           Amount          Earnings          Balance           Total
                                             -------------    -------------    -------------    --------------    -------------

BALANCE, December 31, 1995                        6,100            $6,001          $374,751       $2,171,984        $2,552,736
   Distributions to trust beneficiaries               0                 0                 0         (145,888)         (145,888)
   Net income                                         0                 0            16,605           48,284            64,889
                                             -------------    -------------    -------------    --------------    -------------

BALANCE, December 31, 1996                        6,100             6,001           391,356        2,074,380         2,471,737
   Distributions to trust beneficiaries               0                 0                 0         (114,701)         (114,701)
   Net income                                         0                 0           (66,970)         110,536            43,566
                                             -------------    -------------    -------------    --------------    -------------

BALANCE, December 31, 1997                        6,100             6,001           324,386        2,070,215         2,400,602
   Net income                                         0                 0            58,844          452,130           510,974
                                             -------------    -------------    -------------    --------------    -------------

BALANCE, December 31, 1998                        6,100            $6,001          $383,230       $2,522,345        $2,911,576
                                             =============    =============    =============    ==============    =============




 The accompanying notes to combined financial statements are an integral part of these combined statements.



                        GOLD WINGS AND RELATED COMPANIES


                        COMBINED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998



                                                                             1996               1997               1998
                                                                        ---------------    ---------------    ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                 $64,889            $43,566           $510,974
   Adjustments to reconcile net income to net cash
     provided by (used in) operations-
       Depreciation and amortization                                          190,656            236,912            227,458
       Gain on sale of investments                                            (12,567)           (57,961)                 0
   (Increase) decrease in-
     Accounts receivable, net                                                (295,833)           (71,181)          (127,814)
     Prepaid expenses and other current assets                                (22,484)            17,524            (81,528)
   Increase (decrease) in-
     Accounts payable                                                         (59,189)           (22,874)           (20,778)
     Accrued expenses and other current liabilities                           133,795             81,159             42,394
                                                                        ---------------    ---------------    ---------------

                Net cash provided by (used in)
                  operating activities                                           (733)           227,145            550,706
                                                                        ---------------    ---------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                        (62,884)          (141,710)          (132,867)
   Proceeds from sale of investments                                           21,767            102,062                  0
                                                                        ---------------    ---------------    ---------------

                Net cash used in investing activities                         (41,117)           (39,648)          (132,867)
                                                                        ---------------    ---------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments of long-term debt                                       (20,657)           (72,107)          (103,371)
   Distributions to trust beneficiaries                                      (145,888)          (114,701)                 0
   Repayment of note payable to trust beneficiary                                   0                  0           (250,000)
                                                                        ---------------    ---------------    ---------------

                Net cash used in financing activities                        (166,545)          (186,808)          (353,371)
                                                                        ---------------    ---------------    ---------------

                Net increase (decrease) in cash and
                  cash equivalents                                           (208,395)               689             64,468

CASH AND CASH EQUIVALENTS,
   beginning of year                                                          245,836             37,441             38,130
                                                                        ---------------    ---------------    ---------------

CASH AND CASH EQUIVALENTS, end of year                                        $37,441            $38,130           $102,598
                                                                        ===============    ===============    ===============



                                                                             1996               1997              1998
                                                                        ---------------    ---------------   ---------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:
     Cash paid during the period for-
       Interest                                                                $1,435             $6,970            $9,619
       Income taxes                                                             1,911              2,452             2,450
                                                                        ===============    ===============   ===============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
     Notes payable incurred to acquire transportation
       equipment                                                              $65,802           $124,766          $116,168
                                                                        ===============    ===============   ===============



  The accompanying notes to combined financial statements are an integral part of these combined statements.

                        GOLD WINGS AND RELATED COMPANIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS



(1)  Organization and Business:

       The combined financial statements as of December 31, 1996, 1997 and 1998 and for the years then ended include the accounts of Gold Wings Trust ("Gold Wings" or the "Trust") and affiliated companies, which include Victory Messenger Service, Inc. ("Victory") and Darobin Freight Agency, Inc. ("Darobin") (collectively referred to herein as the "Company"). These companies have common ownership and management and are being accounted for as one economic entity in the accompanying combined financial statements.

       The Company provides an extensive network of next-day ground and air delivery services mostly to a wide range of financial services, retail and professional customers. The Company's operations are concentrated mostly on the East Coast with a strategic presence in the West and Midwest.

       In February 1999, the Company entered into a definitive agreement with Consolidated Delivery & Logistics, Inc. ("CDL") pursuant to which CDL acquired certain assets and liabilities of the Trust and Victory and the common stock of Darobin (see Note 11).

(2)  Summary of Significant Accounting Policies:

       Principles of Combination-

         The accompanying combined financial statements include the accounts of Gold Wings, Victory and Darobin. All significant intercompany balances and transactions have been eliminated.

       Use of Estimates-

         The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting periods.
         Actual results could differ from those estimates.

       Concentration of Credit Risk-

         Financial instruments that potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No. 105, "Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk," consists primarily of trade accounts receivable. The Company's customers are concentrated in the financial services, retail and professional services industries.

         The Company establishes its allowance for doubtful accounts based upon factors surrounding the credit risks of specific customers, historical trends and other information. The Company does not require collateral for its trade accounts receivable.

       Cash and Cash Equivalents-

         The Company considers all highly-liquid temporary investments with a maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times, may exceed Federally insured limits. At December 31, 1996, 1997 and 1998, substantially all of the Company's cash was held by one financial institution.

       Property and Equipment-

         Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated lives of the related assets. The cost and related accumulated depreciation and amortization of assets retired or sold are removed from the respective accounts and any resulting gain or loss is reflected in the combined statements of income at that time.

       Long-Lived Assets-

         Under the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company is required, among other things, to review its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company does not believe that any such change has occurred.

       Fair Value of Financial Instruments-

         Due to short maturities of the Company's cash receivables and payables, these financial instruments approximate their face values. The Company intends to repay all outstanding vehicle loans during 1999 (see
         Note 5). Accordingly, due to the short maturity of these loans, these financial instruments approximate their fair values.

       Revenue Recognition-

         Revenue is recognized upon completion of the shipment and expenses are recorded as incurred.

       Income Taxes-

         Under the provisions of Gold Wings election as a trust, Gold Wings is not responsible for the payment of Federal and state income taxes on its taxable income. Instead, the beneficiaries of Gold Wings are liable for individual Federal and state income taxes on their respective shares of the Trust's taxable income or include their respective shares of the Trust's Federal and state net operating losses on their individual income tax returns. Accordingly, no provision for Federal and state income taxes for Gold Wings has been reflected in the accompanying combined financial statements.

         Victory has elected to be treated for Federal and state income tax purposes as an S Corporation. Accordingly, Victory does not pay Federal and state corporate income taxes on its taxable income. Instead, the stockholders of Victory are liable for individual Federal and state income taxes on their respective shares of Victory's taxable income or include their respective shares of Victory's Federal and state net operating losses on their individual income tax returns. Accordingly, no provision for Federal and state income taxes for Victory has been reflected in the accompanying combined financial statements.

         Darobin has elected to be taxed as a C Corporation for both Federal and state income tax purposes. Income taxes are determined pursuant to Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires recognition of deferred tax assets and liabilities using the asset and liability method of accounting for income taxes.

         Under this method, deferred income taxes are recognized for differences between the financial statement and tax bases of assets and liabilities at enacted tax rates in effect for the year in which the differences are expected to reverse. Darobin has no significant deferred income tax assets or liabilities.

(3) Property and Equipment:

       Property and equipment consist of the following at December 31-

                                                      Lives                1996               1997               1998
                                                 -----------------    ---------------     --------------    ---------------

       Building and improvements                    20-31.5 years        $2,582,392          $2,582,392         $2,582,392
       Transportation equipment                         4-5 years           729,854             987,686          1,198,006
       Furniture and equipment                          4-5 years           182,776             191,420            230,135
                                                                      ---------------     --------------    ---------------
                                                                          3,495,022           3,761,498          4,010,533
       Less- Accumulated depreciation and
         amortization                                                    (1,304,587)         (1,541,499)        (1,768,957)
                                                                      ---------------     --------------    ---------------

                                                                         $2,190,435          $2,219,999         $2,241,576
                                                                      ===============     ==============    ===============


(4)  Accrued Expenses and Other Current Liabilities:

          Accrued  expenses  and  other  current   liabilities  consist  of  the
following at December 31-

                                                         1996               1997               1998
                                                    ---------------    ---------------    ---------------

       Payroll and related costs                         $136,942           $139,943           $134,779
       Third party delivery costs                          64,655            135,725           184,300
       Other                                               67,653             74,741            73,724
                                                    ---------------    ---------------    ---------------

                                                         $269,250           $350,409          $392,803
                                                    ===============    ===============    ===============

(5)  FINANCING ARRANGEMENTS:

       During the years ended December 31, 1996, 1997 and 1998, the Company entered into various financing agreements in connection with certain of its truck and automobile purchases during those periods. These notes bear interest at rates ranging between 1.9% and 10.5% and expire periodically through May 2001. Interest expense for the years ended December 31, 1996, 1997 and 1998 was $1,435, $6,970, and $7,388, respectively. In connection with the acquisition of the Company by CDL (see Note 11), the Company intends to pay off all outstanding notes during 1999. As such, these amounts are classified as current liabilities in the accompanying combined financial statements.

       In September 1997, the Company entered into a revolving credit agreement (the "Agreement") with Fleet Bank, N.A. The Agreement provides for a maximum line of credit of $300,000 and bears interest at the Fleet Bank, N.A. prime rate. The Agreement expires in April 2000. There were no borrowings outstanding under the Agreement at December 31, 1997 or 1998.

(6)  COMMON STOCK:

       Common stock consists of the following at December 31 -


                                                                            1996            1997           1998
                                                                         ------------    -----------    ------------

       Darobin
       Common stock, no par value, 200 shares authorized, 100 shares
         issued and outstanding                                                 $1               $1            $1

       Victory

       Common stock, $1 par value, 75,000 shares authorized, 6,000
         shares issued and outstanding                                       6,000            6,000         6,000
                                                                         ------------    -----------    ------------

                                                                            $6,001           $6,001        $6,001
                                                                         ============    ===========    ============


(7)  Related Party Transactions:

       Affiliated Company-

         The Company conducts business with an affiliated company (the "Affiliate"). One of the beneficiaries of the Trust owns 50% of the Affiliate. The Company provided the Affiliate with certain ground transportation services totaling $62,359, $65,626 and $72,012 for the years ended December 31, 1996, 1997 and 1998, respectively. The Affiliate also provided the Company with certain international transportation services. Such services provided to the Company totaled $31,128, $27,379 and $35,738 for the years ended December 31, 1996,
         1997 and 1998, respectively. The fees for these services are included in revenues and cost of revenues in the accompanying combined financial statements.

         The Affiliate also pays certain expenses on behalf of the Company and is subsequently reimbursed by the Company. These expenses amounted to $204,999, $226,690 and $35,993 for the years ended December 31, 1996,
         1997 and 1998, respectively. Such amounts are included in selling, general and administrative expenses in the accompanying combined financial statements.

         The Company leases certain office space to the Affiliate on a month to month basis. No formal lease agreement exists between the Company and the Affiliate. For the years ended December 31, 1996, 1997 and 1998, the Company received sublease income from the Affiliate totaling $44,400, $44,400 and $46,050, respectively. Such sublease income is included in other income in the accompanying combined financial statements.

         Payables due to the Affiliate as of December 31, 1996, 1997 and 1998 were $23,375, $7,726, and $19,000, respectively, and are included in accounts payable in the accompanying combined financial statements. Receivables due from the Affiliate as of December 31, 1996, 1997 and 1998 were $26,078, $8,519, and $37,393, respectively, and are included in accounts receivable in the accompanying combined financial statements.

       Note Payable-

         The Company has a note payable totaling $350,710 as of December 31, 1996, 1997 and $100,710 as of December 31, 1998 due to one of the beneficiaries of the Trust. The note payable is due on demand and is non-interest bearing. During 1998, the Company repaid $250,000 of the note payable. No repayments were made during 1996 and 1997.

(8)  Income Taxes:

       The provisions for income taxes in the accompanying combined statements of operations are substantially lower than the amount that would result from multiplying the reported income before income taxes by the statutory Federal income tax rate (34%) primarily because of Gold Wing's trust election and Victory's S Corporation election for Federal income tax purposes.

(9) Commitments and Contingencies:

       Leases-

         The Company leases certain office space and transportation equipment under noncancellable operating leases, which expire at various dates through June 2003. Future minimum rental commitments under these leases are as follows-

                   1999                                              $6,336
                   2000                                               4,304
                   2001                                               2,139
                   2002                                               1,316
                   2003                                                 658
                                                                  ---------
                                                                    $14,753
                                                                  =========

         The Company also leases certain equipment under several month to month leases. For the years ended December 31, 1996, 1997 and 1998, rental expense under all operating leases amounted to $114,316, $89,600 and $115,158, respectively.

         Employee Benefit Plan-

           Effective January 1, 1997, the Company adopted a 401(k) Profit Sharing Plan, which is available to all full-time employees who are not covered by the terms of a collective bargaining agreement. Under this plan, employees may make annual pre-tax contributions up to a maximum of $9,500 or 12% of a participant's annual compensation. The Company will make matching contributions equal to 50% of the employees contribution, not to exceed 4% of the employees annual compensation. The Company may also make profit sharing contributions at the discretion of the trustees of Gold Wings. The Company made matching contributions of approximately $7,054 and $11,601 to the plan during the years ended December 31, 1997 and 1998, respectively. The Company did not make any discretionary contributions to the plan for the years ended December 31, 1997 and 1998.

         Litigation-

           The Company is, from time to time, party to litigation arising in the normal course of its business, most of which involves claims for personal injury and property damage incurred in connection with the Company's operations. Management believes that none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

(10)   Major Customers:

         For the years ended December 31, 1996 and 1997, two customers accounted for approximately 40% and 36% of revenues, respectively. For the year ended December 31, 1998, one customer accounted for approximately 24% of revenues. As of December 31, 1996, three customers accounted for approximately 44% of accounts receivable. As of December 31, 1997 and 1998, one customer accounted for approximately 22% and 12%, respectively, of accounts receivable.

(11)   SUBSEQUENT EVENT:

         On February 16, 1999, the Company entered into and consummated an asset and stock purchase agreement with Sureway Air Traffic Corporation ("Sureway"), a wholly-owned subsidiary of CDL, whereby Sureway purchased all of the outstanding shares of the capital stock of Darobin and certain of the assets and liabilities of Victory and the Trust. The purchase price was comprised of approximately $3.0 million in cash including estimated direct acquisition costs, $1.65 million in a 7% subordinated note and 200,000 shares of CDL common stock. In addition, a contingent earn out in the aggregate amount of up to $520,000 is payable based on the achievement of certain financial goals during the two year period following the closing. The earn out is payable 55% in cash and 45% in CDL common stock. The Company incurred approximately $115,000 of professional fees during 1998 in connection with the sale, which are included in selling, general and administrative expenses in the accompanying combined financial statements.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                 FINANCIAL DATA

The accompanying unaudited pro forma condensed combined financial data of CDL and Gold Wings has been prepared to present the effect of the acquisition of
Gold Wings by CDL. On February 16, 1999, CDL entered into and consummated an asset and stock purchase agreement (the "Purchase Agreement") with its subsidiary, Sureway Air Traffic Corporation ("Sureway") and Victory Messenger Service, Inc., Richard Gold, Darobin Freight Forwarding Co., Inc., ("Darobin") and The Trust Created Under Paragraph Third of the Last Will and Testament of Charles Gold (the "Trust"), whereby Sureway purchased all of the outstanding shares of the capital stock of Darobin and certain of the assets and liabilities of the other sellers. The unaudited pro forma condensed combined balance sheet as of December 31, 1998 was prepared as if the acquisition had occurred on December 31, 1998. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1998 combines the historical statements of operations for CDL and Gold Wings as if the acquisitions occurred on January 1, 1998.

The detailed assumptions used to prepare the unaudited pro forma condensed combined financial information are contained herein. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial information reflects the use of the purchase method of accounting for the acquisition. The purchase price allocation used in the preparation of the pro forma financial information is preliminary and subject to change based upon the final evaluation being performed.

The following unaudited pro forma financial data does not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had the transaction been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. This information and accompanying notes should be read in conjunction with CDL's Annual Report on Form 10-K for the year ended December 31, 1998 and the Gold Wings financial statements included elsewhere in this report on Form 8-K/A.


            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                December 31, 1998
                     (In thousands except share information)

                                                      Historical
                                                                                     Pro Forma              Pro Forma
                                                CDL            Gold Wings           Adjustments              Combined
                                           --------------    ---------------       ---------------        -------------
                ASSETS
CURRENT ASSETS
 Cash and cash equivalents                       $295             $102              $      -                     $397
 Accounts receivable, net                      24,491            1,399                     -                   25,890
 Prepaid expenses and other
  current assets                                2,560              144                   (21)(b)              2,683
                                               ------            -----               --------                ------
   Total current assets                        27,346            1,645                   (21)                28,970

EQUIPMENT AND LEASE-
 HOLD IMPROVEMENTS, net                         6,630            2,242                (1,987)(b)              6,885
INTANGIBLE ASSETS, net                         16,491                -                 5,093 (b)             21,584
OTHER ASSETS                                    1,621                -                     -                  1,621
                                              -------          -------               -------                -------
     Total assets                             $52,088           $3,887                $3,085                $59,060
                                              =======          =======               =======                =======

 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Short-term borrowings                        $13,577         $      -                $3,000 (a)           $ 16,577
 Current maturities of long-term
  debt                                          3,181              120                     -                  3,301
 Accounts payable and accrued
  liabilities                                  13,552              755                   225 (a)             14,532
 Related party note payable                                        101                  (101)(b)                -
 Income taxes payable                           1,232                -                     -                  1,232
                                               ------           ------               -------                 ------
    Total current liabilities                  31,542              976                 3,124                 35,642

LONG-TERM DEBT                                  6,383                -                 1,650 (a)              8,033
OTHER LONG-TERM
 LIABILITIES                                    2,756                -                   447 (a)              3,203
                                               ------           ------               -------                 ------
    Total liabilities                          40,681              976                 5,221                 46,878
                                               ------           ------             ---------                 ------

COMMITMENTS AND
      CONTINGENCIES

STOCKHOLDERS' EQUITY
 Preferred stock                                    -                -                     -                     -
 Common stock                                       7                6                    (6) (b)                7
 Additional paid-in capital                     9,670                -                   775  (a)           10,445
 Trust fund balance                                 -            2,522                (2,522) (b)                -
 Treasury stock                                  (162)               -                     -                  (162)
 Retained earnings                              1,892              383                  (383) (b)            1,892
                                              -------           ------               -------                ------
    Total stockholders' equity                 11,407            2,911                (2,136)               12,182
                                              =======           ======               ========               ======
   Total liabilities and
    stockholders' equity                      $52,088          $ 3,887               $ 3,085               $59,060
                                              =======          =======               =======               =======

    See notes to unaudited pro forma condensed combined financial statements.



            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1998
                                   (Unaudited)
                     (In thousands except share information)


                                                      Historical
                                           ---------------------------------

                                                                                   Pro Forma              Pro Forma
                                                CDL            Gold Wings         Adjustments             Combined
                                           --------------     --------------     ---------------        -----------

Revenue                                      $185,739            $14,850           $       -              $200,589
Cost of revenue                               142,062             12,098                   -               154,160
                                           --------------     --------------     ---------------        ----------
Gross profit                                   43,677              2,752                   -                46,429
Selling, general and
 Administrative expenses                       35,709              2,053                 204    (c)         37,966
Depreciation and amortizartion                  3,121                227                   -                 3,348
                                           --------------     --------------     ---------------        ----------
Operating income                                4,847                472                (204)                5,115
Other (income) expense:
 Other income, net                               (126)               (52)                 -                   (178)
 Interest expense                               1,246                 10                 425     (c)         1,681
                                           --------------     --------------     ---------------        ----------

Income before income taxes                      3,727                514                (629)                3,612
Provision for income taxes                      1,416                  3                 (47)    (c)         1,372
                                           ==============     ==============     ===============        ==========
Net income                                     $2,311               $511               ($582)               $2,240
                                           ==============     ==============     ===============        ==========


Basic net income per share                       $.35                  -                  -                   $.33
                                           ==============     ==============     ===============        ==========
  Weighted average shares
    outstanding                                 6,662                  -                200                  6,862
                                           ==============     ==============     ===============        ==========


Diluted net income per share                     $.34                  -                  -                   $.32
                                           ==============     ==============     ===============        ==========
  Weighted average shares
    outstanding                                 6,839                  -                200                  7,039
                                           ==============     ==============     ===============        ==========


    See notes to unaudited pro forma condensed combined financial statements.


            CONSOLIDATED DELIVERY & LOGISTICS, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)



(a)  The following pro forma adjustments reflect CDL's purchase of Gold Wings.

                                                                            (in thousands)
         Cash payment from proceeds of
                    short-term borrowings                                        $3,000
         7% Subordinated notes payable                                            1,650
         Contingent earn out payable, net of discount                               447
         Common stock issued (200,000 shares at $3.875 per share)
                                                                                    775
         Accrued transaction costs                                                  225

                                                                              ------------
         Total estimated purchase price                                          $6,097
                                                                              ============


(b) The following pro forma adjustments reflect the excess of the purchase price over book value, which is attributed to goodwill. The book value of Gold Wings' net assets approximate the estimated fair value.

                                                                           (in thousands)
         Amount of purchase price allocated to goodwill                          $5,093
         Elimination of real property not acquired                               (1,987)
         Elimination of note payable
                 to related party not acquired                                      101
         Elimination of other assets not acquired                                   (21)
         Elimination of Goldwing's common stock                                       6
         Elimination of Goldwing's trust fund balance                             2,522
         Elimination of the Goldwing's retained earnings                            383

                                                                              ------------
         Total estimated purchase price                                          $6,097
                                                                              ============

(c) The following pro forma adjustments are incorporated in the pro forma condensed combined statements of operations (in thousands):


                                                                              Year ended
                                                                             December 31,
                                                                                 1998
                                                                           ------------------

         1.      Increase in interest expense on 7% note
                 payable.                                                       $(116)

         2.      Increase in interest expense on contingent earn out
                 payable.                                                         (36)

         3.      Increase in interest expense on short-term
                 borrowings for cash portion of purchase price.                  (273)

         4.      Increase in amortization expense resulting from
                 the acquired goodwill using a 25 year life.                     (204)

         5.      Decrease in income taxes associated with the above
                 adjustments and from the application of CDL's
                 historical effective tax rate for the periods
                 presented to the pretax income in the accompanying
                 pro forma condensed combined statements of
                 operations.                                                       47
                                                                                -----

                                                                               ($582)
                                                                                =====


                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  May 1, 1999                    CONSOLIDATED DELIVERY & LOGISTICS, INC.
                                                 (Registrant)




                                               By:  /s/ Albert W. Van Ness, Jr.
                                                    ____________________________
                                                    Albert W. Van Ness, Jr.
                                                    Chairman of the Board, Chief
                                                    Executive Officer and Chief
                                                    Financial Officer